Exhibit 10.6

AMENDMENT TO THE
TELA BIO, INC. 2012 STOCK INCENTIVE PLAN

WHEREAS, TELA Bio, Inc., a Delaware corporation (the “Company”), sponsors and maintains the TELA Bio, Inc. 2012 Stock Incentive Plan, as amended (the “Plan”), to promote the success, and enhance the value of, the Company by linking the personal interests of employees, officers, directors and consultants of the Company to those of Company shareholders and by providing such persons with an incentive for outstanding performance; and

WHEREAS, pursuant to Section 13.1 of the Plan, the Board of Directors of the Company (the “Board”) may, at any time and from time to time, amend, modify or terminate the Plan; and

WHEREAS, at a meeting held on February 16, 2018, the Compensation Committee of the Board approved an increase in the number of shares authorized for issuance under the Plan from 11,782,669 shares of Common Stock to 15,640,673 shares of Common Stock; and

WHEREAS, the Company desires to amend the Plan to reflect this increase in the number of shares of Common Stock authorized for issuance under the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

I.                                        Section 5.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“5.1 PLAN LIMITS.  Subject to adjustment as provided in Article 12 herein, the maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 15,640,673 Shares, provided that

(a)                                 Shares potentially deliverable under an Award granted under the Plan that is canceled, forfeited, settled in cash, expires or is otherwise terminated without delivery of such Shares shall not be counted as having been delivered under the Plan for purposes of determining such maximum number of Shares.

(b)                                 Shares that have been issued in connection with an Award of Restricted Stock that is canceled or forfeited prior to vesting or settled in cash, causing the Shares to be returned to the Company, shall not be counted as having been delivered under the Plan for purposes of determining such maximum number of Shares.

Any and all of the Shares reserved for issuance under the Plan shall be authorized for issuance pursuant to Incentive Stock Options or other Awards.”